                    FIRESTONE FINANCIAL CORP. AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS

                        AS OF DECEMBER 31, 1996 AND 1995

                         TOGETHER WITH AUDITORS' REPORT

                        [ARTHUR ANDERSEN LLP LETTERHEAD]

                    Report of Independent Public Accountants

To the Stockholders of
Firestone Financial Corp.:

We have audited the accompanying consolidated balance sheets of Firestone Financial Corp. and Subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Firestone Financial Corp. and Subsidiary as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.


/s/ Arthur Andersen LLP

Boston, Massachusetts
January 31, 1997

                    FIRESTONE FINANCIAL CORP. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 1996 AND 1995

                                                             1996        1995
                                                             ----        ----
                ASSETS

CASH                                                    $   193,652  $   102,625
                                                        -----------  -----------

NOTES RECEIVABLE (Notes 3, 4 and 10)                    $79,622,175  $77,653,062

FINANCE LEASE RECEIVABLES (Notes 3,4 and 10)              2,810,578    3,208,024
                                                        -----------  -----------

     TOTAL RECEIVABLES                                  $82,432,753  $80,861,086

LESS - ALLOWANCE FOR CREDIT LOSSES (Notes 3 and 7)        1,779,750    1,861,535
                                                        -----------  -----------

     NET RECEIVABLES                                    $80,653,003  $78,999,551
                                                        -----------  -----------

OTHER ASSETS (Notes 3 and 8)                            $ 1,966,777  $ 1,596,036
                                                        -----------  -----------

                                                        $82,813,432  $80,698,212
                                                        ===========  ===========

       LIABILITIES AND STOCKHOLDERS' EQUITY

NOTES PAYABLE TO BANKS (Notes 5 and 10)                 $61,775,719  $60,677,801

ACCOUNTS PAYABLE AND ACCRUED EXPENSES                     3,178,730    3,460,458

ACCRUED INCOME TAXES (Notes 3 and 8)                         82,027      291,558

DEALER RESERVES                                             344,930      932,441

SUBORDINATED NOTES PAYABLE (Notes 6 and 10)               4,000,000    4,000,000
                                                        -----------  -----------

     TOTAL LIABILITIES                                  $69,381,406  $69,362,258
                                                        -----------  -----------

COMMITMENTS AND CONTINGENCIES (Note 9)

STOCKHOLDERS' EQUITY (Notes 2 and 9):
 Common stock, $.01 par value, 2,750,000 shares
   authorized, 2,000,000 shares outstanding             $    20,000  $    20,000
   Additional paid-in-capital                             1,231,000    1,231,000
   Retained earnings                                     12,181,026   10,084,954
                                                        -----------  -----------

       TOTAL STOCKHOLDERS' EQUITY                       $13,432,026  $11,335,954
                                                        -----------  -----------

                                                        $82,813,432  $80,698,212
                                                        ===========  ===========

                     The accompanying notes are an integral
                 part of these consolidated financial statements

                    FIRESTONE FINANCIAL CORP. AND SUBSIDIARY

             CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                         1996            1995
                                                         ----            ----

INTEREST AND FEE INCOME (Notes 3 and 10):
 Interest and fees on loans                           $10,411,713    $ 9,754,162
 Finance lease income and related fees                    493,107        541,666
                                                      -----------    -----------

    Total interest income                             $10,904,820    $10,295,828

INTEREST EXPENSE (Notes 5 and 6)                        5,074,422      5,070,387
                                                      -----------    -----------

    Net interest income                               $ 5,830,398    $ 5,225,441

PROVISION FOR CREDIT LOSSES (Notes 3 and 7)                    --        280,000
                                                      -----------    -----------

    Net interest income after
     provision for credit losses                      $ 5,830,398    $ 4,945,441
                                                      -----------    -----------

NONINTEREST INCOME:
 Accretion of purchase discount (Note 2)              $        --    $ 1,223,501
 Other income                                           1,115,843        939,368
                                                      -----------    -----------

    Total noninterest income                          $ 1,115,843    $ 2,162,869
                                                      -----------    -----------

NONINTEREST EXPENSE:
 Salaries and wages (Note 3)                          $ 2,523,236    $ 2,394,478
 Other operating expenses                               1,207,070      1,250,797
                                                      -----------    -----------

    Total noninterest expense                         $ 3,730,306    $ 3,645,275
                                                      -----------    -----------

    Income before provision for income taxes          $ 3,215,935    $ 3,463,035

PROVISION FOR INCOME TAXES (Notes 3 and 8)              1,119,863        667,218
                                                      -----------    -----------

    Net income                                        $ 2,096,072    $ 2,795,817

RETAINED EARNINGS, beginning of year                   10,084,954    $ 7,289,137
                                                      -----------    -----------
RETAINED EARNINGS, end of year                        $12,181,026    $10,084,954
                                                      ===========    ===========

                     The accompanying notes are an integral
                 part of these consolidated financial statements

                    FIRESTONE FINANCIAL CORP. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                         1996           1995
                                                         ----           ----

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                        $   2,096,072   $  2,795,817
 Adjustments to reconcile net income to net cash
  provided by operating activities -
  Accretion of purchase discount                              --     (1,223,501)
  Depreciation and amortization                           97,584        117,014
  Amortization of residual value                        (343,762)      (427,382)
  Provision for credit losses                                 --        280,000
  Provision (benefit) for deferred income taxes           69,628       (162,302)
  Loss on write-down of assets                             4,473             --
  Changes in assets and liabilities -
  (Increase) decrease in other assets                   (153,326)        49,966
  Decrease in accounts payable and
   accrued expenses                                     (281,728)      (405,404)
  (Decrease) increase in accrued income taxes           (598,631)       182,359
  (Decrease) increase in dealer reserves                (587,511)       562,096
                                                   -------------   ------------

       Net cash provided by operating activities   $     302,799   $  1,768,663
                                                   -------------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Proceeds from sales of leases and loans           $   1,079,157   $  1,697,817
 Leases funded to customers                           (2,588,523)    (2,726,443)
 Loans made to customers                            (120,219,192)   (98,775,904)
 Lease principal repayments                            3,330,199      2,863,464
 Loan principal repayments                           117,088,669     85,905,132
                                                   -------------   ------------

       Net cash used in investing activities       $  (1,309,690)  $(11,035,934)
                                                   -------------   ------------

                     The accompanying notes are an integral
                 part of these consolidated financial statements

                    FIRESTONE FINANCIAL CORP. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                   (Continued)

                                                        1996           1995
                                                        ----           ----

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from notes payable to banks               $ 84,706,692   $ 71,406,447
 Proceeds from issuance of the 1995 subordinated
  notes payable                                               --      1,192,000
 Repayment of notes payable to banks                 (83,608,774)   (58,127,433)
 Repayment of subordinated notes payable to bank              --     (4,000,000)
 Repayment of 1992 subordinated notes payable                 --     (1,192,000)
                                                    ------------   ------------

    Net cash provided by financing activities       $  1,097,918   $  9,279,014
                                                    ------------   ------------

NET INCREASE IN CASH                                $     91,027   $     11,743

CASH, BEGINNING OF YEAR                                  102,625         90,882
                                                    ------------   ------------

CASH, END OF YEAR                                   $    193,652   $    102,625
                                                    ============   ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
 Cash paid during the year for--
  Interest                                          $  5,039,756   $  4,906,409
  Income taxes                                         1,936,156        841,670
                                                    ============   ============

 Noncash financing activities--
  Rollover of 1992 subordinated notes payable into
    1995 subordinated notes payable                 $         --   $  2,808,000
                                                    ============   ============

                     The accompanying notes are an integral
                 part of these consolidated financial statements

                    FIRESTONE FINANCIAL CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1996


(1) Company Overview

Firestone Financial Corp. (the Corporation) was founded in 1965. The Corporation and its wholly owned subsidiary, Firestone Financial Canada Ltd. (collectively referred to as the Company), provide primarily secured installment loan and lease financing to customers primarily throughout the United States and within various provinces of Canada. The Company has, over the years, built a long history of growth and profitability by focusing on a specific customer base. This customer base is composed of the "route operators" throughout North America that own (or lease) and maintain various types of coin-operated amusement equipment and vending machines, park and ride equipment, video lottery and gaming devices, as well as owner/operators of dry-cleaning stores and coin-operated laundry equipment. Vending machines include coin-operated snack, juice, cigarette, coffee and candy vending machines, while amusement equipment includes various types of coin-operated music, pinball and video amusement games, as well as pool tables, shuffleboard and electronic dart games.

(2) Acquisition of the Corporation

In January 1992, Stonefire Financial Corp., a Massachusetts corporation, was formed for the purpose of acquiring the Corporation. On August 21, 1992, Stonefire Financial Corp. purchased all of the outstanding stock of the Corporation for $5,250,000. On August 25, 1992, Stonefire Financial Corp. and the Corporation merged, and Firestone Financial Corp. was the surviving entity.

The Corporation accounted for the acquisition by allocating the purchase price paid by Stonefire Financial Corp. to the Corporation's net assets based upon relative fair values. The fair value of the net assets acquired exceeded the purchase price by approximately $5,700,000. This purchase discount was accreted on a straight-line basis over a period of 36 months ended August 1995.

(3) Summary of Significant Accounting Policies

The accounting and reporting policies of the Company conform with generally accepted accounting principles and practices applicable to the finance company industry. The following is a summary of significant accounting policies:

Principles of Consolidation

The consolidated financial statements include the accounts of the parent company and its wholly owned subsidiary. Intercompany accounts and transactions have been eliminated in consolidation.

Income Recognition

The Company recognizes income from installment loans and finance leases over the term of the loan or lease using the effective-interest method.

When, in the judgment of management, collection of any portion of the interest or principal amount of a receivable is in doubt, accrual of income is discontinued and income is recorded when received.

                    FIRESTONE FINANCIAL CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1996

                                   (Continued)


(3) Summary of Significant Accounting Policies (Continued)

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Allowance for Credit Losses

The allowance for credit losses is maintained at a level that represents the Company's best judgment of the loan and lease loss exposure based upon management's evaluation of the combined loan and lease portfolio and actual historical loss experience. The allowance for credit losses is based on estimates; ultimate losses may vary from the current estimates. These estimates are reviewed periodically, with any necessary adjustments reported in earnings in the period in which they become known.

On January 1, 1995, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 114, "Accounting by Creditors for Impairment of a Loan." A note receivable or finance lease receivable (loan) is considered impaired when it is probable that a creditor will be unable to collect all principal and interest due according to the contractual terms of the financing agreement. SFAS No. 114 requires, among other things, that creditors measure impaired loans at the present value of expected future cash flows, discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. The Company recognizes interest income on impaired loans on a cash basis only when the ultimate collectibility of principal is no longer considered doubtful.

The Company has determined based on its policies that loans recognized as nonaccrual are equivalent to "impaired loans" as defined by SFAS No. 114. The Company has also determined that the allowance for credit losses as of December 31, 1996 and 1995 does not require an additional provision as a result of the adoption of this standard. The components of impaired loans as of December 31, 1996 and 1995 are as follows (in thousands):

                                                        1996          1995
                                                        ----          ----

     Total impaired loans                               $527          $322

     Total impaired loans requiring allocation of
       allowance for credit losses                       105           112

     Allocation of allowance for credit losses
       for impaired loans                                 83           112

The average outstanding impaired loans during the years ended December 31, 1996 and 1995 was approximately $394,000 and $597,000, respectively.

                    FIRESTONE FINANCIAL CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1996

                                   (Continued)


(3) Summary of Significant Accounting Policies (Continued)

Leases

The Company accounts for its leases under the direct finance method of accounting.

Equipment Held for Re-lease or Sale

When the Company repossesses equipment under direct financing leases, it records the equipment at the lower of the net investment in the lease or the estimated fair value of the equipment less estimated selling costs. Equipment held for re-lease or sale included in "Other Assets" in the accompanying consolidated financial statements amounted to $31,751 and $13,723 at December 31, 1996 and 1995, respectively.

401(k) Plan

The Company has a 401(k) plan (the Plan), established in January 1993, which covers substantially all employees. Under the Plan, employees may contribute a portion of their earnings to the Plan to be invested in various savings alternatives. The Company makes matching contributions at a rate of 100% of an employee's contribution, not to exceed 5% of an employee's salary. The matching contributions vest ratably over five years. Company contributions ($74,216 in 1996 and $71,465 in 1995) were charged to expense.

Income Taxes

The Company accounts for income taxes in accordance with the liability method of accounting for income taxes. The liability method provides that deferred tax assets and liabilities are recorded based on the estimated future tax effects of the difference between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

Foreign Currency

The functional currency of the subsidiary is the U.S. dollar. The subsidiary's assets, liabilities and results of operations are transacted in U.S. dollars, and hence, the subsidiary is not required to translate any amounts at the financial statement date. Translation gains and losses are charged directly to operations as incurred.

Certain receivables of the subsidiary, however, are denominated in Canadian dollars. The Company, therefore, enters into forward exchange contracts to hedge against changes in the Canadian exchange rate.

                    FIRESTONE FINANCIAL CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1996

                                   (Continued)


(4)    Notes Receivable and Finance Lease Receivables

The components of notes receivable as of December 31, 1996 and 1995 are as follows (in thousands):

                                                       1996              1995
                                                       ----              ----

          Gross note payments receivable            $ 88,163          $ 87,400
           Less - Due to participants                  1,576             2,173
                                                    --------          --------
          Note payments receivable                  $ 86,587          $ 85,227
           Less - Unearned finance charges             6,965             7,574
                                                    --------          --------
          Net investment in notes receivable        $ 79,622          $ 77,653
                                                    ========          ========

The Company's notes receivable are primarily with commercial borrowers and are typically secured by assets used by the borrowers in their businesses. At December 31, 1996 and 1995, the Company's notes receivable are primarily concentrated in amusement and vending equipment (approximately $72,012,000 in 1996) and inventory financing notes (approximately $7,976,000 in 1996). Included in "Note payments receivable" are interest bearing notes receivable of approximately $3,212,000 and $2,795,000 as of December 31, 1996 and 1995,
respectively.

The components of finance lease receivables as of December 31, 1996 and 1995 are as follows (in thousands):

                                                             1996        1995
                                                             ----        ----

     Gross lease payments receivable                        $2,794      $3,121
      Less - Due to participants                               205         320
                                                            ------      ------
     Lease payments receivable                              $2,589      $2,801
      Add - Estimated residual value of leased equipment       754         996
      Less - Unearned finance charges                          206         259
             Unearned residual income                          326         330
                                                            ------      ------
     Net investment in finance lease receivables            $2,811      $3,208
                                                            ======      ======

(5)    Notes Payable to Banks

In October 1996, the Company amended its Revolving Credit Agreement (the Agreement) with its U.S. Lenders and Canadian Lender. The Agreement, which expires on October 24, 1997, provides that U.S. Lenders make U.S. Revolving Credit Loans and Swing Line Loans to the Company for up to $75,000,000 or such greater amount, up to a maximum of $85,000,000, as may be effected by the addition of one or more additional commitment amounts provided by new banks, as defined by the Agreement. The Agreement provides for interest on the U.S. Revolving Credit Loans and the Swing Line Loans to be charged at the U.S. Base rate or for interest on the U.S. Revolving Credit Loans to be charged on fixed-rate borrowings at U.S Eurodollar rates. Under the terms of the Agreement, the Banks were granted a continuing security interest in and lien on all of the Corporation's assets and

                    FIRESTONE FINANCIAL CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1996

                                   (Continued)


(5) Notes Payable to Banks (Continued)

proceeds thereof. As of December 31, 1996, the Company had approximately $58,606,000 in outstanding U.S. Revolving Credit and Swing Line Loans.

At December 31, 1996, a total of $56,500,000 of the U.S. Revolving Credit Loans was borrowed as fixed-rate U.S. Eurodollar term loans. These term loans mature on various dates through April 21, 1997, with fixed interest rates ranging from 6.5625% to 6.875%. The U.S. Base rate on the remaining portion of the outstanding loans was 8.25% at December 31, 1996.

The Agreement further provides that the Canadian Lender make Canadian Revolving Credit Loans to the subsidiary for up to $5,000,000 or such greater amount, up to a maximum of $6,000,000, as defined by the Agreement. Interest on the Canadian Revolving Credit Loans is charged at the Canadian Base rate or at Canadian Eurodollar rates for fixed-rate borrowings. Under the terms of the Agreement, the Company pledged certain assets of the subsidiary to the Canadian Lender. As of December 31, 1996, the subsidiary had approximately $3,170,000 in outstanding Canadian Revolving Credit Loans.

A total of $2,600,000 of the Canadian Revolving Credit Loans was borrowed as fixed-rate Canadian Eurodollar term loans at December 31, 1996. These term loans mature at dates through April 21, 1997, at a fixed Canadian Eurodollar rate of 6.875%. The Canadian Base rate on the remaining portion of the outstanding loans was 8.75% at December 31, 1996.

The Agreement also calls for a commitment fee of 1/4% of the unused portion of the facility.

The Agreement contains various restrictive covenants, including, among other things, restrictions on indebtedness, liens, dividends and investments. The Company is also required to maintain certain financial ratios under the covenants. As of December 31, 1996, the Company was in compliance with all debt covenants.

Based on the month-end balances, total borrowings during 1996 and 1995 averaged approximately $61,015,000 and $55,129,000, respectively, for outstanding indebtedness under the Agreement, with maximum borrowings of approximately $64,280,000 and $60,678,000 in 1996 and 1995, respectively. The weighted average effective interest rate for this debt was 7.67% and 8.27% for the years ended December 31, 1996 and 1995, respectively.

(6) Subordinated Notes Payable

During October 1985 and March 1988, the Corporation entered into two subordinated note agreements for $2,000,000 each with an investor, to mature in October 1995 and March 1995, respectively. Under the terms of these agreements, as amended, interest was accrued and paid monthly on the 1985 note at 9.26% and on the 1988 note at a rate equal to a base rate as announced from time to time by the investor. Each of the notes was repaid in full in March 1995.

                    FIRESTONE FINANCIAL CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1996

                                   (Continued)


(6) Subordinated Notes Payable (Continued)

On October 28, 1992, the Corporation issued $4,000,000 in subordinated notes payable (1992 Subordinated Notes) to 37 investors, to mature on October 28, 1996. Interest on the 1992 Subordinated Notes was accrued at 12% per annum and paid quarterly in arrears. On November 9, 1995, the outstanding balance of the 1992 Subordinated Notes was prepaid in full without penalty.

On November 10, 1995, the Corporation issued $4,000,000 in subordinated notes payable (1995 Subordinated Notes) to 41 investors. Interest on the 1995 Subordinated Notes is floating based upon the prime rate of interest announced from time to time by a bank, plus one and three quarters percent (1.75%) per annum, (10% as of December 31, 1996), payable quarterly in arrears. The Corporation will further make principal payments as follows:

           1997 and 1998    $125,000 on the last day of each calendar quarter
                            ($500,000 for each year)

           1999 and 2000    $375,000 on the last day of each calendar quarter
                            ($1,500,000 for each year)

Under the terms of the 1995 Subordinated Notes, the Corporation may prepay the 1995 Subordinated Notes, at any time, without premium or penalty.

Certain of the 1992 Subordinated Notes and the 1995 Subordinated Notes were purchased by individuals that are related parties to the Corporation. All such Notes were purchased on the same terms offered to nonrelated parties. Certain of the 1992 Subordinated Notes ($2,808,000) were repaid through issuance of the 1995 Subordinated Notes.

Based on the month-end outstanding balances of notes payable to banks and subordinated notes payable, total borrowings during the years ended December 31, 1996 and 1995 averaged approximately $65,015,000 and $59,796,000, with maximum borrowings of approximately $68,280,000 and $64,678,000 in 1996 and 1995, respectively. The weighted average effective interest rate for all outstanding indebtedness was 7.89% and 8.53% for the years ended December 31, 1996 and 1995, respectively.

(7) Allowance for Credit Losses

The following is an analysis of the allowance for credit losses for the years ended December 31, 1996 and 1995 (in thousands):

                                                 1996        1995
                                                 ----        ----

     Balance, beginning of year                $ 1,862     $ 1,631
      Provision for credit losses                   --         280
      Loan and lease charge-offs, net             (82)        (49)
                                               -------     -------
     Balance, end of year                      $ 1,780     $ 1,862
                                               =======     =======

                    FIRESTONE FINANCIAL CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1996

                                   (Continued)


(8) Income Taxes

The provision for income taxes consists of the following components (in thousands):

                                                       1996         1995
                                                       ----         ----

     Currently payable-
      Federal                                        $  841        $ 547
      State                                             163          235
      Foreign                                            46           47
                                                     ------        -----
      Total current                                  $1,050        $ 829
                                                     ------        -----

     Deferred charges (credits)-
      Federal                                        $   55        $(129)
      State                                              15          (33)
                                                     ------        -----
      Total deferred                                 $   70        $(162)
                                                     ------        -----
     Provision for income taxes                      $1,120        $ 667
                                                     ======        =====

The difference between the statutory U. S. federal income tax rate and the Company's effective income tax rate for 1996 and 1995, respectively, as a percentage of pretax income, is a result of the following:

                                                        1996        1995
                                                        ----        ----

     Federal statutory rate                             34.0%       34.0%
     Increase (decrease) in rate resulting from -
      State taxes, net of federal benefit                3.7         3.9
      Accretion of purchase discount                      --       (12.2)
      Reversal of tax reserves in excess of
       tax liabilities                                  (3.3)       (7.3)
      Other                                               .4         1.1
                                                        ----        ----
     Effective income tax rate                          34.8%       19.5%
                                                        ----        ----
                                                        ----        ----

"Other Assets" in the accompanying consolidated financial statements includes an income tax receivable of $363,000 and $0, and net deferred income tax assets of approximately $662,000 and $731,000 as of December 31, 1996 and 1995, respectively. Deferred taxes are determined based on the estimated future tax effects of differences between the financial statement and tax bases of assets and liabilities given the provisions of enacted tax laws. The tax effect of significant temporary differences representing deferred tax assets and liabilities are as follows (in thousands):

                                                    1996           1995
                                                    ----           ----

              Credit losses                         $699           $739
              Depreciation                            (2)             5
              Leases                                  (2)            60
              Other                                  (33)           (73)
                                                    ----           ----
                                                    $662           $731
                                                    ====           ====

                    FIRESTONE FINANCIAL CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1996

                                   (Continued)


(8) Income Taxes (Continued)

The Company has not established a valuation allowance against its deferred tax assets as of December 31, 1996 or 1995.


(9) Commitments and Contingencies

The Company leases office premises under an operating lease that was renewed in January 1995 for a five-year period. The future minimum lease payments due under this lease are as follows (in thousands):

                            1997            $ 187
                            1998              192
                            1999              197
                            2000              171
                                             ----
                                             $747
                                             ====

On February 4, 1994, the Corporation entered into a Buy-Sell Agreement with the Stockholders of the Corporation which provides for the purchase of the shares of the capital stock of the Corporation owned by each stockholder upon his or her death. In order to fund the Buy-Sell Agreement, the Corporation has purchased renewable term life insurance on each stockholder. As of December 31, 1996, the insurance proceeds would be sufficient to cover the purchase price in the event of the death of any stockholder.

(10) Financial Instruments

Fair Value of Financial Instruments

Effective December 31, 1995, the Company adopted Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," which requires that the Company disclose estimated fair values for certain of its financial instruments. Financial instruments include such items as loans, securities, deposits, swaps, and other instruments, as defined in the standard.

The estimated fair value amounts have been determined based on the Company's assessment of available market information and appropriate valuation methodologies. However, these estimates may not necessarily be indicative of the amount that the Company could realize in a current market exchange.

Most of the Company's current assets and current liabilities are financial instruments. The carrying amounts of these financial instruments approximate their estimated fair value. The fair value of notes and finance lease receivables have been determined by discounting the projected cash flows at December 31, 1996, using the current rates at which similar loans would be made to borrowers with similar credit ratings and for similar maturities. The majority of these receivables are collateralized.


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

                    FIRESTONE FINANCIAL CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1996

                                   (Continued)


(10)  Financial Instruments (Continued)

Fair Value of Financial Instruments (Continued)

Notes payable to banks was valued based on quoted market prices for debt of the same remaining maturities.

Off-Balance Sheet Risk

As of December 31, 1996 and 1995, the Company had forward exchange contracts totaling approximately $649,000 and $620,000, respectively, for purposes of hedging certain firm commitments related to the subsidiary's collection of Canadian notes receivable. All outstanding forward exchange contracts had maturities of under three years. Gains and losses on these forward exchange contracts are deferred and recognized into interest income over the term of the underlying commitment. The market values of the forward exchange contracts were approximately $661,000 and $621,000 at December 31, 1996 and 1995, respectively.

In November 1995, the Company entered into an interest rate swap agreement (the Swap Agreement) with a bank for the purpose of effectively converting a portion of the Company's interest rate obligation on 1995 Subordinated Notes from a floating rate to a fixed rate until the expiration of the Swap Agreement in December 1998. The Swap Agreement effectively fixes the Company's interest rate on the 1995 Subordinated Notes to 10.42% on the notional amount of $4,000,000, as reduced by quarterly principal payments beginning in 1997. Net quarterly payments or quarterly receipts under the Swap Agreement are recorded as adjustments to interest expense. The fair value of the Swap Agreement at December 31, 1996 and 1995 was an unrealized loss of approximately $8,000 and $65,000, respectively.

In assessing financial instruments with off-balance-sheet risk, the Company is exposed to potential credit loss in the event of nonperformance by its counterparties. The Company, however, does not anticipate any material adverse affect on its financial position resulting from its involvement in these instruments, nor does it anticipate nonperformance by the counterparties.


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